News Release

Firsthand Technology Value Fund Announces Voluntary

Delisting from Nasdaq Global Market

San Jose, CA, October 6, 2023 – Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund” or “Firsthand”), a publicly-traded venture capital fund that invests in technology and cleantech companies, today notified the Nasdaq Stock Market LLC (“Nasdaq”) of the Fund’s decision to voluntarily delist its common stock from the Nasdaq Global Market and its intent to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about October 16, 2023. As a result, the Fund expects the delisting of its common stock to become effective on or about October 26, 2023.

As previously noted in the Fund’s Current Report on Form 8-K filed with the SEC on May 3, 2023, and on the Fund’s Current Report on Form 8-K filed with the SEC on July 28, 2023, the Fund had received written notices from Nasdaq that the Fund was not in compliance with the minimum bid price and minimum market value of publicly held shares requirements, respectively, for continued listing on the Nasdaq Global Market.

After careful evaluation of the options available to the Fund, the Fund’s board of directors (the “Board”) has determined that the voluntary delisting of the Fund’s common stock from the Nasdaq Global Market is in the best interests of the Fund and its stockholders. The Board’s decision was based on careful review of several factors, including the likely inability of the company to regain compliance with the relevant Nasdaq listing rules and the significant costs associated therewith. In addition, the Board believes a delisting provides the Fund and its stockholders lower operating costs and management time commitment for compliance activities.

The Fund anticipates that its common stock will be quoted on the OTCQB or other market operated by OTC Markets Group Inc. (the “OTC”), and it intends to take such actions to enable its common stock to be quoted on the OTCQB or on another OTC market so that a trading market may continue to exist for its common stock. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on an OTC market or otherwise.

At this time, the Fund is not taking steps to deregister as a public company under the Securities Exchange Act of 1934.

About Firsthand Technology Value Fund

Firsthand Technology Value Fund, Inc. is a publicly-traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Phil Mosakowski

Firsthand Capital Management, Inc.

(408) 624-9526

vc@firsthandtvf.com